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FOR RELEASE NOVEMBER 12, 1999 AT 7:30 AM EST
--------------------------------------------
Contact:  PALATIN TECHNOLOGIES INC:                MOLECULAR BIOSYSTEMS, INC:
          -------------------------                --------------------------
           Stephen T. Wills                        Elizabeth Hougen
           Chief Financial Officer                 Chief Financial Officer
           609/520-1911                            858/812-7179
           Joe Allen (investors)                   Patricia Sullivan
           JosephAllenIR@aol.com                   Manager Investor Relations
           Lawrence Watts (media)                  858/812-7146
           773-338-1863                            IR@mobi.com
                                                   -----------
           Kari Rinkeviczie (media)  or   Sherrie Good (media)
           Kari@allencaron.com            Sherrie@allencaron.com
           -------------------            ----------------------
           Allen & Caron Inc              Allen & Caron Inc
           212/698-1360                   714/957-8440

FDA-APPROVED PRODUCT ON THE MARKET,
-----------------------------------
ROBUST PRODUCT PIPELINE
-----------------------

                   PALATIN TECHNOLOGIES & MOLECULAR BIOSYSTEMS
                                 AGREE TO MERGE

PRINCETON, NJ AND SAN DIEGO, CA NOVEMBER 12, 1999 -- Palatin Technologies Inc. (Nasdaq: PLTN) (Palatin) and Molecular Biosystems, Inc. (NYSE: MB) (MBI) announced today that the Boards of Directors of both companies have approved a definitive agreement to merge the two companies to create a stronger company with a broader product offering and a robust product pipeline. The combined company will keep the Palatin name and be headquartered in Princeton.

Upon completion of the merger, Palatin will have a Board of Directors comprised of six members - four selected from Palatin's existing Board and two selected from MBI's existing Board. Edward J. Quilty, Palatin's Chairman, President and CEO will continue in his current capacity after the merger and Bobba Venkatadri, MBI's President and CEO, will serve as a consultant and remain on the board. The definitive agreement signed yesterday specifies that the merger is subject to the approval of the stockholders of both companies. Under the agreement, stockholders of MBI will receive 0.5250 shares of Palatin common stock for each share of MBI common stock. The stock swap will be accounted for using purchase accounting. Upon completion of the transaction, stockholders of Palatin and stockholders of MBI will each own approximately 50% of the new company.

The combined Palatin will have one FDA-approved product on the market (OPTISON-Registered Trademark-); one product which will be filed for FDA clearance later this month (LeuTech-TM-), and a variety of promising therapeutic and diagnostic agents in the development pipeline. OPTISON is approved for ultrasound imaging of the heart wall and cavity, and LeuTech is an infection imaging agent. Products in development include MB-840, a liver-selective CT imaging agent with therapeutic potential, and PT-14, Palatin's drug for sexual dysfunction. Both Palatin and MBI have strategic alliances with Mallinckrodt (NYSE: MKG), and Mallinckrodt has an equity stake in both companies. In addition, MBI has partnering relationships with Chugai Pharmaceutical, Co. Ltd. of Japan for the commercialization of OPTISON in Japan, South Korea and Taiwan.

Quilty commented "The merger makes strategic and business sense for both companies. We expect the merger will allow us to consolidate functions and, as a result, reduce operating expenses and

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PALATIN TECHNOLOGIES AND MOLECULAR BIOSYSTEMS TO MERGE
Page 2-2-2

leverage our product development and marketing resources. After this merger, we expect Palatin to have adequate financial resources to meet its objectives of integrating the two companies and continuing commercialization of its products. We also intend to investigate additional acquisitions consistent with this strategy as we move forward."

"We believe combining the Palatin and MBI product pipelines will improve our chances to bring multiple approved products to market, generate sustainable growth in revenue and earnings, and increase liquidity for our investors," Quilty said. He added. "MBI's OPTISON ultrasound contrast imaging agent is already on the market for its first indication -- enhancement of endocardial border delineation and left ventricular opacification -- and sales are growing nicely. Palatin expects to file a BLA with the FDA for the first indication of its lead product, LeuTech, this month. With Mallinckrodt as our strategic partner for both products, we are extremely optimistic about their market potential."

Venkatadri commented "The synergies between the companies are too strong to be ignored. The combined company will have an excellent product pipeline led by Palatin's PT-14 therapeutic for treatment of sexual dysfunction and MBI's MB-840 for diagnosing liver tumors. Importantly, OPTISON is expected to enter phase III clinical trials early next year designed to expand its approved indications to include the detection of myocardial perfusion. Additionally, phase III studies for OPTISON are expected to begin next year in Japan with our Japanese partner, Chugai."

Bradley J. Fercho, Mallinckrodt's Imaging Group President, commented, "We wish Palatin and MBI well as they pursue this new venture. Our investments in both OPTISON and LeuTech are strategic to Mallinckrodt's focus in diagnostic imaging. We believe Mallinckrodt's marketing and distribution resources and expertise can help establish these products as the standard of care in their respective markets. We look forward to working closely with the combined Palatin Technologies in continuing to develop the markets."

The companies expect to file proxy materials with the Securities and Exchange Commission within sixty days, and to notice and hold Special Stockholder Meetings as soon as proxy materials can be cleared and mailed. They anticipate that the meetings and the consequent combination will be consummated in the first quarter of calendar 2000. Palatin and MBI were represented in the transaction by Hambrecht & Quist and Prudential Vector Healthcare Group, a unit of Prudential Securities, respectively.

MBI is a world leader in developing contrast agents for diagnostic imaging. Its innovative product, OPTISON, improves diagnosis of heart disease through clearer ultrasound images. For more information on Molecular Biosystems by fax, dial 888-329-4007, or visit its web site: www.mobi.com

Palatin Technologies, Inc is a development-stage medical technology company involved in developing and commercializing products and technologies for diagnostic imaging, cancer therapy and ethical drug development based on its proprietary monoclonal antibody radiolabeling and enabling peptide platform technologies. For further information visit the Palatin web site at

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PALATIN TECHNOLOGIES AND MOLECULAR BIOSYSTEMS TO MERGE
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www.palatin.com For Palatin investor information, visit the Allen & Caron Inc web site at www.allencaron.com

Based in St. Louis, MO, Mallinckrodt Inc. is a global manufacturer and marketer of specialty medical products designed to sustain breathing, diagnose disease and relieve pain. The company does business in more than 100 countries; operates Respiratory, Imaging and Pharmaceuticals products groups; and had fiscal 1999 net sales of $2.6 billion. The Mallinckrodt web site address is www.mallinckrodt.com

STATEMENTS ABOUT THE RESPECTIVE COMPANIES' AND/OR THE COMBINED COMPANIES' FUTURE EXPECTATIONS, INCLUDING CLOSING OF THE ACQUISITION, PRODUCT DEVELOPMENT, THE QUALITY OF PRODUCT PORTFOLIOS, SYNERGIES, REGULATORY PLANS, TIMING OF FDA REVIEWS, FDA CLEARANCES, SALES VOLUMES, MARKET ACCEPTANCE OF PRODUCTS AND ALL OTHER STATEMENTS IN THIS DOCUMENT OTHER THAN HISTORICAL FACTS, ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 AND AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE COMPANIES INTEND THAT SUCH FORWARD-LOOKING STATEMENTS BE SUBJECT TO THE SAFE HARBORS CREATED THEREBY. SINCE THESE STATEMENTS INVOLVE RISKS AND UNCERTAINTIES AND ARE SUBJECT TO CHANGE AT ANY TIME, THE COMPANIES' ACTUAL RESULTS COULD DIFFER MATERIALLY FROM EXPECTED RESULTS.

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